SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 28, 2012

MEMSIC, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33813	04-3457049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Tech Drive, Suite 325, Andover, MA 01810
 (Address of principal executive offices) (Zip Code)

One Tech Drive, Suite 325, Andover, MA 01810
 (Mailing Address)

(978) 738-0900
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On June 28, 2012, we held a special meeting in lieu of annual meeting of shareholders. A total of 24,057,781 shares of our common stock were outstanding as of May 7, 2012, the record date for the special meeting. Set forth below are the matters acted upon at the special meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our shareholders elected Roger W. Blethen and Yang Zhao, Ph.D. as members of our board of directors as Class II directors for a three-year term. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Roger W. Blethen	15,343,958	197,289	6,475,366
Yang Zhao, Ph.D.	15,498,641	42,606	6,475,366

Proposal Two: Approval of an Amendment to our Amended and Restated 2007 Stock Incentive Plan

Our shareholders voted to approve an amendment to our amended and restated 2007 stock incentive plan, including increasing the number of shares of common stock issuable under the plan by 1,500,000 shares. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
10,818,869	4,713,470	8,908	6,475,366

Proposal Three: Ratification of Ernst & Young LLP as our Independent Registered Public Accountants for Fiscal 2012

Our shareholders ratified our selection of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2012. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
21,969,619	31,991	15,003	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMSIC, INC.

	By:	/s/ Patricia Niu
Patricia Niu
Chief Financial Officer

Date: July 2, 2012